UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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Current Report

Pursuant To Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2016

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Waste Connections, Inc.

(Exact name of registrant as specified in its charter)

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Canada	1-34370	98-1202763
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

610 Applewood Crescent, 2nd Floor

Vaughan

Ontario L4K 0E3

Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 532-7510

Not Applicable

(Former name or address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The information set forth under Item 5.02 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 19, 2016, the Board of Directors (the “Board”) of Waste Connections, Inc., a corporation organized under the laws of Ontario (the “Company”), approved and adopted an amendment (the “Amendment”) to the Company’s Nonqualified Deferred Compensation Plan (the “Plan”). The Amendment amends the Plan to limit the type of bonus compensation that is eligible for deferral under the Plan to bonus and cash incentive plans that are calculated on the basis of a period of at least twelve (12) months and further excludes any such bonus or cash incentive plans that are based on any period shorter than twelve (12) months, including those paid under the Synergy Bonus Program (as described below). The foregoing description of the Amendment is a summary, and the full text of the Amendment is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Also on July 19, 2016, the Board approved and adopted the Company’s Synergy Bonus Program (the “Synergy Program”) pursuant to the Company’s 2016 Incentive Compensation Plan. Under the Synergy Program, certain of the Company’s key employees, including the Company’s named executive officers (“NEOs”) disclosed below, will have the opportunity to earn bonuses payable in cash based on the attainment of certain expense reduction and cash flow savings goals following the combination of the Company (formerly known as Progressive Waste Solutions Ltd.) and Waste Connections US, Inc., a Delaware corporation (formerly known as Waste Connections, Inc.). Bonuses awarded under the Synergy Program will be calculated based on a bonus pool, which will be credited with ten percent (10%) of the dollar value of the expense reduction amount and the cash flow savings amount (the “Bonus Pool”). If earned, all such bonuses awarded under the Synergy Program shall be paid in cash between January 1, 2017, and March 31, 2017, following a determination by the Board’s Compensation Committee (the “Committee”) (i) that the Company has attained the performance goals required by the Synergy Program, (ii) of the amount to be credited to the Bonus Pool, and (iii) of the amount to be paid to each participant in the Synergy Program. Bonuses awarded under the Synergy Program are not eligible for deferral under the Plan, pursuant to the Amendment (as described above). Each of the NEOs, as well as certain other executive officers and key employees, will be assigned a target percentage of the Bonus Pool by the Committee. With respect to the NEOs, the Committee has designated the following target percentages, threshold (minimum) bonus payments and target (maximum) bonus payment amounts for each NEO:

Named Executive Officer	Target Percentage	Synergy Bonus Amount if Threshold (USD $85 million) is Achieved ($)	Synergy Bonus Amount if Target (USD $125 million) is Achieved ($)
Ronald J. Mittelstaedt	13.5%	$1,147,500	$1,687,500
Worthing F. Jackman	7.1%	603,500	887,500
Steven F. Bouck	13.0%	1,105,000	1,625,000
Darrell W. Chambliss	6.5%	552,500	812,500
Patrick J. Shea	5.2%	442,000	650,000

The foregoing description of the Synergy Program is a summary, and the full text of the Synergy Program is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 8.01.	Other Events

On June 1, 2016, the Committee approved and adopted the Company’s Compensation Recoupment Policy (the “Clawback Policy”). The Clawback Policy provides that if an accounting restatement occurs, the Board shall seek to require the forfeiture or repayment of incentive compensation paid to an executive officer during the three completed fiscal years preceding the date of the restatement that is in excess of the amount that would have been awarded to, vested and/or paid to the executive under the restatement if (i) the executive officer engaged in fraud or intentional misconduct that materially contributed to the need for the restatement or (ii) a clawback is otherwise required by the applicable rules and regulations of the Securities and Exchange Commission or any national securities exchange on which the Company’s common shares are listed. The foregoing description of the Clawback Policy is a summary, and the full text of the Clawback Policy is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

d)	Exhibits.

Number	Description
10.1	Amendment to the Waste Connections, Inc. Nonqualified Deferred Compensation Plan.
10.2	Waste Connections, Inc. Synergy Bonus Program
99.1	Waste Connections, Inc. Compensation Recoupment Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waste Connections, Inc.
(Registrant)

By:	/s/ Patrick J. Shea
Patrick J. Shea
Senior Vice President, General Counsel and Secretary

Date: July 22, 2016

EXHIBIT INDEX

Number	Description
10.1	Amendment to the Waste Connections, Inc. Nonqualified Deferred Compensation Plan.
10.2	Waste Connections, Inc. Synergy Bonus Program
99.1	Waste Connections, Inc. Compensation Recoupment Policy